UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 8, 2015

Date of report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2015, Monotype Imaging Holdings Inc. (the “Company”) announced that Joseph D. Hill has been hired as the Company’s Executive Vice President and Chief Financial Officer, effective on September 8, 2015. Mr. Hill will serve as the Company’s principal financial officer.

From March 2008 to December 2014, Mr. Hill, age 53, had served as the chief financial officer of Metabolix, Inc., a publicly traded international bioscience company. From 2004 to April 2008, Mr. Hill served as senior vice president, chief financial officer at Amicas, Inc., an independent provider of radiology image and information management solutions. Prior to that, from 2003 to 2004 he was vice president and chief financial officer at Dirig Software, a privately held provider of application performance management software systems. From 2000 to 2003, Mr. Hill served as vice president, chief financial officer and Director of Maconomy, a publicly traded provider of web-based business management solutions. Mr. Hill has a B.S. from Bryant College and an M.S.F. from Bentley College.

Pursuant to the employment agreement, which was signed by Mr. Hill on September 8, 2015 (the “Employment Agreement”), Mr. Hill will receive an annual base salary of $340,000, with a target bonus of 55% of his base salary, pro-rated for calendar year 2015, and with a bonus of at least $62,500 for calendar year 2015. In connection with Mr. Hill’s commencement of employment, we have granted to him long-term equity incentive awards with an aggregate fair value, based on the Black-Scholes formula, of $1,000,000, one half of which is in the form of restricted stock and one half of which is in the form of non-qualified stock options. All of these awards will vest over four years based on continued employment, with 25% vesting after 12 months and the remainder vesting quarterly thereafter.

Mr. Hill is entitled to participate in any and all medical, pension, profit sharing, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits, including option plans, that may be available to our other senior executive officers. Mr. Hill’s Employment Agreement requires him to refrain from competing with us and from hiring our employees for a period of two years following the termination of his employment with us for any reason, except that such period shall only last for one year in the event that he terminates his employment for “good reason” or if he is terminated by us without “cause” (as such terms are defined in the Employment Agreement).

Mr. Hill’s Employment Agreement continues in effect unless his employment is terminated by him or by the Company. In the event that Mr. Hill’s employment is terminated by the Company without “cause” or by Mr. Hill for “good reason”, then Mr. Hill is entitled to receive his base salary and all medical and health benefits for 12 months following the termination date, plus the bonus Mr. Hill would have been entitled to receive had his employment not been terminated, pro-rated based on the number of days employed during the relevant bonus period.

The above description of the Employment Agreement is a summary and is qualified in its entirety by the Employment Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other than an offer letter between Mr. Hill and the Company, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the Employment Agreement, there is no arrangement or understanding pursuant to which Mr. Hill was selected as Executive Vice President and Chief Financial Officer and principal financial officer and there are no family relationships between Mr. Hill and the other directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mr. Hill has not had any transactions or currently proposed transactions in which Mr. Hill was or is to be a participant in amounts greater than $120,000 and in which any related person had or will have a direct or indirect material interest.

A press release issued by the Company on September 8, 2015 regarding the foregoing is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Monotype Imaging Inc. and Joseph D. Hill dated September 8, 2015

10.2	Offer Letter by and between Monotype Imaging Inc. and Joseph D. Hill dated August 14, 2015

99.1	Press Release of Monotype Imaging Holdings Inc. issued on September 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

Date: September 8, 2015	By:	/s/ Scott Landers
Scott Landers
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Monotype Imaging Inc. and Joseph D. Hill dated September 8, 2015

10.2	Offer Letter by and between Monotype Imaging Inc. and Joseph D. Hill dated August 14, 2015

99.1	Press Release of Monotype Imaging Holdings Inc. issued on September 8, 2015